UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2019

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On January 29, 2019, Equity Commonwealth, a Maryland real estate investment trust (the “Company”), by and through its primary operating subsidiary, EQC Operating Trust (the “Operating Trust”), and another subsidiary (collectively, “Sellers”), entered into a sale agreement (the “Sale Agreement”) with Silverstein/Arden 1735 Market Holdco LP (“Purchaser”), pursuant to which Sellers agreed to convey to Purchaser 100% of the equity interests in the fee simple owner of 1735 Market Street in Philadelphia, Pennsylvania, for a gross sale price of $451.6 million. Proceeds after credits for capital costs, contractual lease costs, and rent abatements are expected to be approximately $435.6 million.

1735 Market Street is an approximately 1.3 million square foot, Class A, office property located in the Market West submarket of Philadelphia, Pennsylvania.

In connection with entering into the Sale Agreement, the parties agreed to customary representations, warranties, covenants, and indemnities. The Purchaser made an earnest money deposit of $10 million that will be credited to the sale price at closing, or, if the closing does not occur due to a default by the Purchaser, then the deposit will serve as liquidated damages for the Sellers. Pursuant to the Sale Agreement, including the Purchaser's extension right, the closing is expected to occur on or before March 27, 2019, unless another date is mutually agreed by the parties. This transaction is subject to various customary closing conditions, and there is no certainty that this transaction will close.

The foregoing summary of the Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Sale Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties in the Sale Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Sale Agreement are not necessarily characterizations of the actual state of facts about Sellers or Purchaser at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 8.01 Other Events

During the quarter ended December 31, 2018, the Company sold 97 Newberry, a 289,000 square foot industrial property in East Windsor, Connecticut, for a gross sale price of $7.1 million.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating asset sales and the timing thereof. Any forward-looking statements contained in this Current Report on Form 8-K are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Item 9.01. Financial Statements and Exhibit.

(d) Exhibit

Exhibit Number	Description
10.1	Sale Agreement by and between EQC Operating Trust and EQC TRS, Inc. and Silverstein/Arden 1735 Market Holdco LP, dated January 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: January 30, 2019

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